                                                                   EXHIBIT 10.17
                           SPECTRASITE HOLDINGS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The purpose of the SpectraSite Holdings, Inc. Employee Stock Purchase Plan (the "Plan") is to provide employees of SpectraSite Holdings, Inc. (hereinafter referred to as the "Company") and its Designated Subsidiaries with the opportunity to purchase shares of the Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Code Section 423. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     1.   Definitions.

          a.   "Beneficiary" shall have the meaning set forth in Section 22.

          b.   "Board" shall mean the Board of Directors of the Company.

          c. "Business Day" shall mean any day on which the Company is scheduled to be open for business.

          d.   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          e.   "Common Stock" shall mean the common stock of the Company.

          f. "Compensation" shall mean all base straight-time gross earnings and commissions, excluding payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, and other compensation, but including payroll deductions for cash or deferred arrangements under Code Section 401(k), for cafeteria contributions under Code Section 125 and other similar deductions from gross earnings.

          g. "Designated Subsidiary" shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          h.   "Eligible Employee" shall have the definition set forth in
               Section 5.

          i. "Exercise Date" shall mean with respect to any offering to purchase stock under the Plan, the Business Day immediately following the last day of the Offering Period.

          j. "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the average of the closing bid and asked prices for the Common Stock for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

              (iii) In the absence of an established market for the Common
                    Stock, the Fair Market Value thereof shall be determined in good faith by the Board, in its sole discretion.

          k. "Grant Date" shall mean the first Business Day of each Offering Period.

          l. "Offering Period" shall mean any six (6) month period beginning on a date determined by the Stock Plan Committee for the grant of Stock Purchase Rights.

          m. "Participant" shall mean an Eligible Employee who has elected to participate in the Plan for an Offering Period pursuant to
               Section 6.

          n. "Participant's Family" shall mean the Participant's spouse, spousal equivalent, ancestors, lineal descendants and siblings.

          o. "Participation Forms" shall mean such forms as the Stock Plan Committee may require Eligible Employees to complete as a pre-condition to their becoming Participants.

          p. "Payroll Deduction Account" shall mean the account on the Company's books and records to which the amount of a Participant's payroll deductions under Section 6 are allocated.

          q. "Plan Year" shall mean the twelve (12) month period commencing January 1 and ending December 31 of each year.

          r. "Purchase Price" shall mean the purchase price for a Share as set forth in Section 8(b).

          s. "Shares" shall mean shares of the Class A Common Stock, $.01 par value per share, of the Company.

          t. "Stock Plan Committee" shall mean the committee appointed by the Board to administer the Plan.

          u. "Stock Purchase Right" shall mean a right granted to an Eligible Employee by the Stock Plan Committee pursuant to the Plan to purchase Shares at the end of an Offering Period.

          v. "Subsidiary" shall mean any present or future corporation, partnership, other entity or affiliate which (i) would be a "subsidiary corporation" of the Company within the meaning of
               Section 424(f) of the Code and the regulations promulgated thereunder, and (ii) is designated as a participant in the Plan by the Stock Plan Committee.

     2. Administration. The Plan shall be administered by the Stock Plan Committee. The Stock Plan Committee shall have the discretionary authority to make rules and regulations for the administration of the Plan and to interpret the Plan. The Stock Plan Committee's interpretations and decisions with regard thereto shall be final, binding and conclusive on all interested parties. No member of the Stock Plan Committee shall participate in any decision respecting his or her interest as a Participant in the Plan (other than a decision respecting the interest of a group of similarly situated Plan Participants which includes the Stock Plan Committee member). All Shares purchased pursuant to the exercise of a Stock Purchase Right issued under the Plan may be held in individual employee accounts for a period equal to the greater of two years from the Grant Date of the Stock Purchase Rights by which such Shares were acquired or one year from the date of transfer of Shares to the Participant upon exercise of a Stock Purchase Right, subject to the Plan Participant's right to sell such Shares.

     3. Stock Subject to the Plan. There shall be reserved and made available for purchase under the Plan 1,000,000 Shares. In the event any Stock Purchase Right granted under the Plan is canceled, the number of Shares no longer subject to such Stock Purchase Right shall automatically become available for new awards under the Plan.

     4. Offerings. On each Grant Date, the Stock Plan Committee shall grant each Eligible Employee a Stock Purchase Right to purchase Shares under the Plan.

     5. Eligible Employees. All employees of the Company and the Designated Subsidiaries who are employed by the Company and/or a Designated Subsidiary on the date their participation in the Plan is to become effective shall be eligible to participate in the Plan for the Offering Period commencing on the Grant Date, except an employee (i) whose customary employment is less than twenty (20) hours per week or not more than five (5) months in any calendar year, or (ii) who, if his or her Stock Purchase Right were exercised immediately after the Grant Date, would own five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. For purposes of the preceding sentence, the rules of Sections 423(b)(3) and 424(d) of the Code shall apply in determining the employee's percentage of stock ownership.

     6.   Participation.

          a. An Eligible Employee may elect to become a Participant as of any Grant Date by completing the Participation Forms and delivering them to the Company's payroll department on such date prior to the Grant Date as the

               Stock Plan Committee may determine. The Participation Forms will authorize a regular payroll deduction from the Participant's Compensation payments, commencing as of the Grant Date, in such amount as the Participant may elect. All amounts deducted hereunder from the Participant's Compensation payments shall be allocated by the Company to the Participant's Payroll Deduction Account and shall not accrue interest.

          b. A Participant may not change the amount of his or her payroll deduction during any Offering Period but may cancel his or her payroll deduction in accordance with Section 7.

          c. Once an Eligible Employee completes the Participation Forms and delivers them to the Company, the election contained therein shall apply to each of the next succeeding Offering Periods until the Participant revokes such election.

     7. Cancellation. A Participant may, at any time and for any reason, cancel his or her payroll deduction authorization and there upon shall permanently withdraw the entire balance accumulated in the Participant's Payroll Deduction Account (without any interest thereon). Any cancellation must be in writing and must be received by the Company's payroll department at least five (5) Business Days prior to the Exercise Date. Upon cancellation, the Participant shall cease to participate in the Plan for the remainder of the Offering Period and shall not participate for any subsequent Offering Periods unless and until he or she has again submitted Participation Forms and otherwise complied with the provisions of Section 6(a). A Participant may not withdraw all or less than all of his or her Payroll Deduction Account except upon cancellation of his or her payroll deduction authorization, in which event the entire Payroll Deduction Account shall be withdrawn.

     8.   Stock Purchase Rights.

          a. Each Eligible Employee who has elected to become a Participant for any Offering Period as of the Grant Date shall be granted, on the Grant Date of such Offering Period, a Stock Purchase Right to purchase such number of Shares as shall equal the total dollar amount allocated to the Participant's Payroll Deduction Account on the Exercise Date divided by the Purchase Price. No Participant may be granted a Stock Purchase Right which permits him or her during any one calendar year to purchase Shares under the Plan, and any other stock purchase plan of the Company, the Fair Market Value of which on the Grant Date exceeds $25,000 for such Calendar Year (or such other limit, if any, as may be imposed by the Code).

          b. The Purchase Price for each Share subject to a Stock Purchase Right issued under the Plan shall be the lesser of: (i) eighty-five (85%) percent of the Fair Market Value of a Share at the Grant Date or (ii) eighty-five percent (85%) of the Fair Market Value of a Share at the Exercise Date; provided however, that the Purchase Price may be adjusted by the Board Pursuant to
               Section 15.

          c. Unless a Participant previously has canceled his or her participation in the Plan, the Participant shall be deemed to have exercised his or her Stock Purchase Right in full as of the Exercise Date. All amounts allocated to the Participant's Payroll Deduction Account shall be applied to the purchase of whole Shares at the Purchase Price. Fractional Shares will not be issued under the Plan and any balance remaining in the Participant's Payroll Deduction Account after the maximum number of whole Shares have been purchased shall be rolled forward and applied to the next succeeding Offering Period or, if the Participant so elects, refunded to the Participant without interest.

     9. Registration of Certificates. Share certificates (or other evidence of ownership) reflecting the Shares purchased during an Offering Period by a Participant hereunder shall be issued as soon as practicable after each Exercise Date and may be registered only in the name of the Participant, or, if the Participant so indicates on his or her election form, in joint tenancy with a member of the Participant's Family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participant's name as tenants in common or as community property with a member of the Participant's Family, without right of survivorship.

     10. Rights as a Stockholder. No Participant shall acquire any rights or privileges as a stockholder of the Company unless and until, and except to the extent that, Shares have been purchased on behalf of the Participant and stock certificates (or other evidence of ownership) with respect to such Shares have been issued.

     11. Rights on Resignation or Termination of Employment. In the event of a Participant's resignation or termination of employment with the Company and the Designated Subsidiaries for any reason whatsoever including by resignation, or by reason of disability, retirement or death (other than a transfer of employment between the Company and the Designated Subsidiaries), any outstanding Stock Purchase Rights previously granted to such Participant shall be canceled and all amounts in his or her Payroll Deduction Account, if any, shall be refunded without interest as soon as administratively practicable following the cancellation of such Stock Purchase Rights.

     12. Rights Not Transferable. A Participant shall not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan. Any attempted disposition in violation of the preceding sentence shall be null and void. Any Stock Purchase Rights hereunder must be exercised by the employee Participant during his or her lifetime.

     13. Application of Funds. All amounts allocated to a Participant's Payroll Deduction Account under the Plan shall be available for use by the Company for any corporate purpose prior to its application to the purchase of Shares and a Participant shall not have any claim, right to or interest in his or her Payroll Deduction Account other than as a general unsecured creditor of the Company.

     14. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

          a. Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares subject to the Plan, as well as the Purchase Price and the number of Shares covered by each Stock Purchase Right under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Class A Common Stock, or any other increase or decrease in the number of shares of Class A Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive on all parties. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Stock Purchase Right.

          b. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) Business Days prior to the New Exercise Date, that the Exercise Date for the Participant's Stock Purchase Right has been changed to the New Exercise Date and that the Participant's Stock Purchase Right shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 7 hereof.

          c. Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Stock Purchase Right shall be assumed or an equivalent Stock Purchase Right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Stock Purchase Right, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") and the Offering Period shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) Business Days prior to the New Exercise Date, that the Exercise Date for the Participant's Stock Purchase Right has been changed to the New Exercise Date and that the Participant's Stock Purchase Right shall be exercised automatically on the

               New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 7 hereof.

     15.  Amendment or Termination of the Plan.

               a. The Board may at any time, and for any reason, terminate or amend the Plan. No such termination can affect Stock Purchase Rights previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company. Except as provided in Section 14 and this Section 15 hereof, no amendment may make any change in any Stock Purchase Right theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

               b. Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board (or a designated committee) shall be entitled to change the Offering Period, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or a designated committee) determines in its sole discretion advisable which are consistent with the Plan.

               c. In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences for the Company, the Board may, in its sole discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

                    (i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

                    (ii) shortening any Offering Period so that the Offering
                         Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

                   (iii) allocating shares.

                    Such modifications or amendments shall not require stockholder approval or the consent of any Participants.

               d. If the Board determines that, on a given Exercise Date, the number of Shares with respect to which Stock Purchase Rights are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Grant Date of the applicable Offering Period or (ii) the number of Shares available for sale under the Plan on such Grant Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Grant Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Stock Purchase Rights to purchase Shares on such Exercise Date. The Company may make pro rata allocation of the Shares available on the Grant Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's shareholders subsequent to such Grant Date.

     16. Plan Share Purchases. The Stock Plan Committee may purchase outstanding Shares on behalf of the Plan, upon such terms as the Stock Plan Committee may approve, or may cause the Company to issue authorized but unissued Shares, for delivery to Participants upon their exercise of Stock Purchase Rights under the Plan.

     17. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to the principles of choice or conflicts of law thereof.

     18. No Liability of Stock Plan Committee Members. No member of the Stock Plan Committee shall be personally liable (i) by reason of any contract or other instrument executed by such member or by his or her authorized agent in his capacity as a member of the Stock Plan Committee, or (ii) for any mistake of judgment made as a member of the Stock Plan Committee, in good faith and in the belief that it was in the best interests of the Company, and the Company shall indemnify and hold harmless each employee, officer and director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or reasonable expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's fraud or bad faith. The indemnification provided for in this Section 18 shall be in addition to any rights of indemnification such individual has as a director or officer pursuant to law, or under his or her employer's certificate of incorporation or by-laws.

     19. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to a Stock Purchase Right unless the exercise of such Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of a Stock Purchase Right, the Company may require the person exercising such Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by law.

     20. Successor Company. The obligations of the Company under the Plan shall be binding upon the successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company.

     21. Withholding. As a precondition to the delivery of any Shares to a Participant, the Company or, if applicable, the Participant's employer shall have the right and power to deduct or withhold or require a Participant to remit an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, that are required by law or regulation to be withheld upon the exercise of any Stock Purchase Right or upon the sale of any Shares that are required by law or regulation to be withheld. In the alternative, the Stock Plan Committee, in its discretion, may either permit the Participant to discharge in whole or in part the minimum withholding tax liability arising upon the exercise of a Stock Purchase Right (a) by transferring and delivering to the Company Shares having a Fair Market Value at the date of delivery equal to the amount of such withholding tax liability or (b) by authorizing the Company in writing to deduct and retain from the Shares otherwise to be transferred to the Participant upon such exercise Shares having such Fair Market Value at the date of deduction.

     22. Beneficiary. A Participant may file a written designation of a Beneficiary who is to receive any Shares and/or payment under the Plan in the event of the Participant's death following his or her exercise of a Stock Purchase Right. Such designation may be changed by the Participant at any time by written notice to the Director of Compensation and benefits department of the Company, but to be effective such notice must be received prior to the Participant's death. In the event a Participant dies without designating a Beneficiary, or if the designated Beneficiary predeceases the Participant, the Participant's spouse or spousal equivalent shall be his or her Beneficiary, or in the absence of a spouse, the Participant's estate shall be his or her Beneficiary.

     23. Notice of Premature Disposition. A Participant or former Participant who disposes of Shares acquired under the Plan within (i) two years of the Grant Date of the Stock Purchase Rights by which such Shares were acquired, or (ii) twelve months of the date of transfer of Shares to him, shall notify in writing the Chief Financial Officer of the Company of such disposition and shall make appropriate arrangements for satisfying income and payroll tax withholding requirements.

     24. Company Payment of Expenses Related to the Plan. The Company will bear all expenses incurred in administering the Plan, including expenses of issuing Shares provided hereunder.

     25. Plan and Rights to Purchase Common Stock Not to Confer Rights with Respect to Continuance of Employment. The Plan and any right to purchase Shares under the Plan shall not confer upon any employee Participant any right with respect to continuance of employment by the Company or any Designated Subsidiary and shall not restrict or interfere in any way with the right of the Company or any Designated Subsidiary to terminate his or her employment at any time and for any reason.

     26. Gender and Number; Captions. Whenever used in the Plan, references to one gender shall include the other gender, and references to the singular shall include the plural, unless the context indicates otherwise. The captions preceding the Sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

     27. Effective Date. The Plan shall become effective as of January 1, 2000, subject to the approval of the Board.